UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):      April 14, 2008

HYDROGEN ENGINE CENTER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50542	82-0497807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2502 East Poplar Street, Algona, Iowa 50511
(Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

*Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 14, 2008 management concluded that the conversion feature of certain convertible preferred shares was not properly recorded for the 2007 interim periods.   Investors, potential investors and other readers of our SEC filings are therefore cautioned not to rely on the financial statements, including the Consolidated Balance Sheet and the Consolidated Statement of Operations, previously filed for the interim periods for March 31, June 30 and September 30, 2007 are being revised to reflect this correction. The audited Financial statements in our 10-KSB audited financial statements, filed April 15, 2008 reflect this correction.

The facts underlying this revision conclusion are as follows:  The Series A Convertible Preferred Stock issued in 2006 had certain anti-dilution rights. As a result of the sale of the Series B Preferred Stock in March 2007, the conversion price of the Series A Preferred Stock was reduced from $3.25 per share to $2.00 per share. This reduced conversion price resulted in a noncash, quasi dividend totaling $1,889,063 for the quarter ended March 31, 2007, which amount should have also been reflected for the quarters ending June 30, and September 30, 2007.

The effects of the beneficial conversion were properly recorded in our December 31, 2007 audited, Consolidated Balance Sheet, Consolidated Statement of Operations and the Statement of Stockholders’ Equity (Deficit) and Comprehensive Loss as a quasi dividend resulting in a greater net loss attributable to common shareholders.

Our Chief Financial Officer and our Audit Committee discussed with our independent accountants, the matters disclosed in this current report.

We expect that the adjustment referred to in this Item 4.02 will not materially affect our current cash position. The impact of these matters on our internal control over financial reporting and disclosure controls and procedures were evaluated and disclosed in our 2007 10-KSB, filed April 15, 2008. We have also concluded that our disclosure controls and procedures were not effective for the interim periods of March 31, June 30, and September 30, 2007 due to error described above. We expect to file our amended 10-QSB reports for the periods ended March 31, June 30 and September 30, 2007 as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN ENGINE CENTER, INC.
(Registrant)

By: /s/ Sandra Batt

Name: Sandra Batt
Title: Chief Financial Officer
Date: April 18, 2008